UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Acquisition of Northern Trust Building B-Note and Disposition of Northern Trust Building A-Note and B-Note
On June 27, 2012, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, purchased, at a discount, a promissory note secured by a deed of trust (the “Northern Trust Building B-Note”) for $2.0 million, including closing costs, from U.S. Bank, National Association, a seller unaffiliated with the Company or its advisor, KBS Capital Advisors, LLC (the “Advisor”). The Company also owns the Northern Trust Building A-Note, which the Company purchased, at a discount, on December 31, 2008 for $58.1 million, including closing costs. On June 27, 2012, the Company, through an indirect wholly owned subsidiary, entered into a discounted payoff agreement with 4370 La Jolla Village LLC (the “Borrower”), a borrower unaffiliated with the Company or its Advisor, for the payoff of the Northern Trust Building A-Note and the Northern Trust Building B-Note (collectively, the “Northern Trust Notes”) for approximately $85.8 million, less closing costs of $0.9 million.
As a result, the Company expects the transaction to result in a gain of approximately $14.9 million after closing costs, or an economic gain of $24.8 million based on the purchase and sale prices, net of closing costs, but excluding $9.9 million of amortization related to the purchase discount and closing costs on the Northern Trust Building A-Note which have been amortized since the acquisition date as a net increase to income over the life of the loan in accordance with U.S. generally accepted accounting principles. The Company intends to use a portion of the proceeds from the discounted payoff of the Northern Trust Notes to repay borrowings that the Company used to fund redemptions under the Company’s share redemption program and to provide additional funding for the share redemption program in 2012, as described below. The Company also expects to use a portion of the proceeds for general corporate purposes and to repay other debt obligations.
Amended and Restated Share Redemption Program
On June 28, 2012, the Company’s board of directors approved a fourth amended and restated share redemption program (the “Amended and Restated Share Redemption Program”). The Amended and Restated Share Redemption Program increases the funds available for all redemptions in 2012 by $15.0 million, increases the funds available for redemptions sought in connection with special redemptions (a stockholder’s death and those meeting the definitions of a “Qualifying Disability” or “Determination of Incompetence”) in 2012 by $5.0 million, and removes the $3.0 million monthly limitation for ordinary redemptions for shares eligible for the July 2012 Redemption Date (as defined).
The Amended and Restated Share Redemption Program specifically provides additional funding as follows:
During the calendar year 2012, the Company may redeem only the number of shares that the Company could purchase with (i) the amount of net proceeds from the sale of shares under the Company’s dividend reinvestment plan during the prior calendar year plus (ii) an additional $15.0 million. In addition, beginning with the July 2012 Redemption Date (as defined below), for the calendar year 2012, once the amounts available for all redemptions provided for above are exhausted, an additional $5.0 million shall be available to fund redemptions sought in connection with a stockholder’s death, Qualifying Disability (as defined in the Amended and Restated Share Redemption Program) or Determination of Incompetence (as defined in the Amended and Restated Share Redemption Program). Notwithstanding the above, the Company may not redeem more than $3.0 million of shares in the aggregate each month; provided, that (i) this $3.0 million monthly limitation shall not apply to any redemptions of shares eligible for the July 2012 Redemption Date and (ii) this $3.0 million monthly limitation shall exclude shares redeemed in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence.
The Amended and Restated Share Redemption Program will be effective July 29, 2012, and the terms of the Amended and Restated Share Redemption Program will apply to all redemptions processed on or after the July 31, 2012 Redemption Date. To be eligible for the July 31, 2012 Redemption Date, the redemption request must be received, in good order by July 24, 2012.
There were no other changes to the Amended and Restated Share Redemption Program and the other limitations of the Amended and Restated Share Redemption Program are in full force and effect, including that during any calendar year, the Company may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

The Company redeems shares on the last business day of each month (the “Redemption Date”). The program administrator must receive a written request for redemption from the stockholder or an authorized representative of the stockholder at least five business days before the Redemption Date in order for a stockholder’s shares to be eligible for redemption that month. If the Company could not repurchase all shares presented for redemption in any month, the Company would attempt to honor redemption requests on a pro rata basis. The Company will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount described in a currently effective, or the most recently effective, registration statement of the Company as such registration statement has been amended or supplemented (the “Minimum Purchase Requirement”), then the Company will redeem all of a stockholder’s shares; and (ii) if a pro rata redemption would result in a stockholder owning more than half but less than all of the Minimum Purchase Amount, then the Company will not redeem any shares that would reduce a stockholder’s holdings below the Minimum Purchase Amount. In the event that a stockholder were redeeming all of a stockholder’s shares, there would be no holding period requirement for shares purchased pursuant to the Company’s dividend reinvestment plan.
If the Company did not completely satisfy a stockholder’s redemption request on the Redemption Date because the program administrator did not receive the request in time or because of the restrictions on the number of shares the Company could redeem under the program, the Company would treat the unsatisfied portion of the redemption request as a request for redemption at the next Redemption Date funds are available for redemption unless the stockholder withdrew his or her request before the next Redemption Date. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice were received by the program administrator at least five business days before the Redemption Date.
The complete plan document is filed as an exhibit to this Current Report on Form 8-K and is available at the Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov.
The Company’s board of directors may amend, suspend or terminate the program upon 30 days’ notice. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the Company’s stockholders.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description

99.1	Fourth Amended and Restated Share Redemption Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: June 29, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer